UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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NATIONWIDE HEALTH PROPERTIES, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 27, 2005

To the Stockholders:

The annual meeting of stockholders of Nationwide Health Properties, Inc. will be held at the Conference Center at 610 Newport Center Drive, Newport Beach, California on Wednesday, April 27, 2005, at 1:00 p.m. local time. At the meeting, stockholders will act on the following matters:

(1)	Election of two directors, each for a term of three years;

(2)	Approval of the Company’s 2005 Performance Incentive Plan; and

(3)	Any other matters that may properly come before the meeting.

Stockholders of record at the close of business on March 4, 2005 are entitled to vote at the meeting or any postponement or adjournment.

By Order of the Board of Directors

Douglas M. Pasquale President and Chief Executive Officer

March 25, 2005

Newport Beach, California

Would the 2005 Plan limit the Company’s authority to grant awards or authorize compensation outside the plan?	24
In general, what are the federal income tax consequences of awards granted under the 2005 Plan?	24

EQUITY COMPENSATION PLAN INFORMATION	25

OTHER MATTERS	26

ADDITIONAL INFORMATION	26

NATIONWIDE HEALTH PROPERTIES, INC.

610 Newport Center Drive, Suite 1150

Newport Beach, California 92660

PROXY STATEMENT

The Board of Directors of Nationwide Health Properties, Inc. (the “Company”) is soliciting the enclosed proxy for use at our annual meeting of stockholders of Nationwide Health Properties, Inc. to be held on Wednesday, April 27, 2005, beginning at 1:00 p.m., at the Conference Center, 610 Newport Center Drive, Newport Beach, California, and at any time and date to which the annual meeting may be properly adjourned or postponed. This proxy statement and the accompanying Notice of Annual Meeting of Stockholders describe the purposes of the annual meeting. Distribution of these proxy solicitation materials is scheduled to begin on or about March 25, 2005 to all stockholders entitled to vote at the meeting.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At the Company’s annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors and the approval of the 2005 Performance Incentive Plan. In addition, the Company’s management will report on the performance of the Company during 2004 and respond to questions from the stockholders.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, March 4, 2005, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or at any time and date to which the annual meeting may be properly adjourned or postponed. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 67,094,195 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company, either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth, together with the description of all proposals, in this proxy statement. In summary, the Board recommends a vote for election of the nominated slate of directors (see page 5) and for the approval of the 2005 Performance Incentive Plan (see page 20).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve the election of the directors and to approve the Company’s 2005 Performance Incentive Plan?

A plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

The affirmative vote of a majority of the votes cast at the meeting is required for the approval of the Company’s 2005 Performance Incentive Plan. A properly executed proxy marked “ABSTAIN” with respect to the approval of the Company’s 2005 Performance Incentive Plan will have the same effect as a vote against the proposal and will be counted for purposes of determining whether there is a quorum.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum. New York Stock Exchange rules permit brokers to vote on proposal 1; however, brokers may not vote on proposal 2 without your instruction.

What is the Company’s policy with respect to Board member attendance at annual meetings of stockholders?

Board members are encouraged to attend the Company’s annual meeting of stockholders. Seven of the Company’s eight Board members attended the 2004 annual meeting of stockholders.

How may I obtain a separate set of proxy materials or request a single set for my household?

If you share an address with another stockholder, you may receive only one set of proxy materials (including our 2004 Form 10-K and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now, please request the additional copies by writing to us at the address below:

Nationwide Health Properties, Inc.

Attn: Investor Relations

610 Newport Center Drive, Suite 1150

Newport Beach, CA 92660

Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write us at the address above to request delivery in the future of a single copy of these materials.

STOCK OWNERSHIP

Who are the largest owners of the Company’s stock?

The following table sets forth the only stockholders known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock at December 31, 2004:

Beneficial Owner	Common Stock Beneficially Owned		Percent of Outstanding Shares
Cohen & Steers, Inc.	7,737,700	(1)	11.6%
757 Third Avenue
New York, NY 10017
Barclays Global Investors, NA and affiliated entities	4,906,784	(2)	7.3%
45 Fremont Street
San Francisco, CA 94105

(1)	Cohen & Steers Capital Management, Inc. had sole dispositive power with respect to 7,737,00 shares and sole voting power with respect to 7,531,300 shares.
(2)	Barclays Global Investors, NA and affiliated entities had sole dispositive power with respect to 4,906,784 shares and sole voting power with respect to 4,561,289 shares.

How much stock do the Company’s directors and executive officers own?

The following table shows the amount of common stock of the Company beneficially owned (unless otherwise indicated) by the Company’s directors, the executive officers of the Company named in the Summary Compensation Table below and all current directors and executive officers of the Company as a group. Except as otherwise indicated, all information is as of February 28, 2005.

STOCK OWNERSHIP

Name	Aggregate Number of Shares Beneficially Owned(1)	Acquirable within 60 Days(2)	Percent of Shares Outstanding(3)
R. Bruce Andrews	183,866	370,000	0.8%
David R. Banks	25,700	—	—
David M. Boitano	12,475	20,833	—
Donald D. Bradley	23,234	46,666	0.1
Mark L. Desmond	40,834	123,666	0.2
William K. Doyle	18,831	—	—
Steven J. Insoft	4,623	63,334	0.1
Charles D. Miller	112,500	—	0.2
Douglas M. Pasquale	41,597	13,333	0.1
Robert D. Paulson	12,893	—	—
Keith P. Russell	6,000	—	—
Jack D. Samuelson	70,249	—	0.1
All current directors and executive officers as a group (15 persons)	581,665	720,598	1.9%

(1)	The number of shares shown includes shares that are individually or jointly owned, as well as shares over which the individual has either some or shared investment or voting authority. Certain of the Company’s directors and executive officers disclaim beneficial ownership of some of the shares included in the table, as follows:
•	Mr. Boitano – 265 shares held by his daughter.
•	Mr. Doyle – 143 shares held by his son and 3,537 shares held by various trusts.
•	Mr. Insoft – 160 shares held by his wife.
•	Mr. Pasquale – 3,000 shares held by his wife and 2,750 shares held by his two sons.
•	Mr. Paulson – 6,893 shares held by his son’s trust.

Unvested restricted stock included in the table is 2,000 shares for Mr. Andrews, 6,000 for each of Messrs. Banks, Doyle, Miller, Paulson, Russell and Samuelson, 6,210 for Mr. Boitano, 9,234 for Messrs. Bradley and Desmond, 31,847 for Mr. Pasquale, 3,463 for Mr. Insoft, and 111,041 for all current directors and executive officers as a group.

(2)	Reflects shares that could be purchased by exercise of options on February 28, 2005 or within 60 days thereafter under the Company’s stock option plan.

(3)	Based on the number of shares outstanding at and acquirable within 60 days of February 28, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of the filings with the Securities and Exchange Commission, the Company believes that all of the Company’s directors and executive officers complied during 2004 with the reporting requirements of Section 16(a) of the Securities Act of 1934, except that: Abdo H. Khoury filed one late report related to purchases of 9 shares through a broker-sponsored dividend reinvestment plan and William K. Doyle filed one late report related to the purchase of 3,000 shares.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors is currently divided into three classes, having three-year terms that expire in successive years.

The current term of the office of directors in each class expires as follows:

•	Class III expires at the 2005 annual meeting

•	Class I expires at the 2006 annual meeting

•	Class II expires at the 2007 annual meeting

The Board of Directors proposes that the nominees described below under the description “Directors Standing for Election,” each of whom is currently serving as a Class III director, be elected for a term of three years and until his successor is duly elected and qualified.

Each of the nominees has consented to serve a three-year term. If any of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

Director Standing for Election

Class III Directors

R. Bruce Andrews	Director since 1989

Mr. Andrews, 64, served as President and Chief Executive Officer of the Company since September 1989 until his retirement in April, 2004. He had previously served as a Director of American Medical International, Inc., a hospital management company, and served as its Chief Financial Officer from 1970 to 1985 and its Chief Operating Officer in 1985 and 1986. From 1986 through 1989, Mr. Andrews was engaged in various private investments. Mr. Andrews is a director of Thomas Properties Group, Inc., a full-service real estate operating company.

Charles D. Miller	Director since 1985

Mr. Miller, 77, is the retired Chairman and Chief Executive Officer, but continues as a director, of Avery Dennison Corporation, a manufacturer of self-adhesive materials, labels, and office products, where he held various executive positions since 1964. He is a member of the Board of Directors of The Air Group, Inc., the Amateur Athletic Foundation of Los Angeles, and Public Broadcasting Systems, and a Trustee Emeritus of Johns Hopkins University and Occidental College. He is a member of the Advisory Board of the Autry Museum of Western Heritage.

Directors Continuing in Office

Class I Directors

William K. Doyle	Director since 2000

Mr. Doyle, 58, has been the Managing Partner of Kerlin Capital Group, LLC, a private investment bank, based in Los Angeles, California, since he founded it in December 1994. Mr. Doyle has been an investment banker for 30 years and has been affiliated with major investment banking firms as a Managing Director including Lehman Brothers and Smith Barney where he was involved in capital raising transactions for ten different REITs. Mr. Doyle is also a Director of the Air Group, Inc.

Robert D. Paulson	Director since 2002

Mr. Paulson, 59, has been the Chief Executive Officer of Aerostar Capital LLC, a private equity investment firm since he founded it in June 1997. To date Aerostar has made twelve investments in high technology companies with a combined transaction value of $1 billion. Prior to founding of Aerostar Capital, Mr. Paulson retired from McKinsey & Company, Inc., an international management consulting firm. At McKinsey, Mr. Paulson served as the Los Angeles Office Manager, led the Global Aerospace and Defense Practice, and was twice elected to McKinsey’s Board of Directors. Mr. Paulson currently serves as a director of Ducommun Inc.; Forgings International, LP; and the Grand Teton Music Festival.

Keith P. Russell	Director since 2002

Mr. Russell, 59, has been the President of Russell Financial, Inc., a strategic and financial consulting firm serving businesses and high net worth individuals and families, since April 2001. Mr. Russell retired in March 2001 as the Chairman of Mellon West, a fiduciary bank, and Vice Chairman of Mellon Financial Corporation, a fiduciary bank. Prior to this position, Mr. Russell was Vice Chairman and Chief Risk Officer of Mellon Bank Corporation from June 1992 to April 1996. Mr. Russell is the former President and Chief Operating Officer, and a Director, of Glenfed/Glendale Federal Bank. Before joining Glendale Federal Bank in 1983, Mr. Russell served as a Senior Vice President and Deputy Administrator of the Subsidiary Group of Security Pacific Corporation. Mr. Russell is a Director of Countrywide Financial Corporation; Treasury Bank (an independent subsidiary of Countrywide); Forrest Binkley Brown Capital Partners, a venture capital firm; and Sunstone Hotel Investors, Inc., a real estate investment trust.

Class II Directors

David R. Banks	Director since 1985

Mr. Banks, 68, is the retired Chairman and Chief Executive Officer of Beverly Enterprises, Inc., an operator of nursing facilities and rehabilitation clinics. He joined Beverly Enterprises, Inc. as President and Chief Operating Officer in October 1979, was elected President and Chief Executive Officer in May 1989 and was elected Chairman, President and Chief Executive Officer in March 1990 and served as Chairman from March 1990 until his retirement in December 2001. He had been a Director of Beverly Enterprises, Inc. since September 1979. Mr. Banks is a director of Ralcorp Holdings.

Douglas M. Pasquale	Director since 2003

Mr. Pasquale, 50, has served as President and Chief Executive Officer since April, 2004 and as Executive Vice President, Chief Operating Officer and a Director of the Company since November 2003. Mr. Pasquale served as the Chairman and Chief Executive Officer of ARV Assisted Living, an operator of assisted living facilities, from December 1999 to September 2003. From March 1999 to December 1999, Mr. Pasquale served as the President and Chief Executive Officer at ARV and he served as the President and Chief Operating Officer at ARV from June 1998 to March 1999. Previously, Mr. Pasquale served as President and Chief Executive Officer of Richfield Hospitality Services, Inc. and Regal Hotels International—North America, a hotel ownership and hotel management company from 1996 to 1998 and as its Chief Financial Officer from 1994 to 1996. Mr. Pasquale is a member of the Executive Board of the American Seniors Housing Association (ASHA), and has been nominated to serve as a director of Alexander & Baldwin, Inc. commencing in April 2005.

Jack D. Samuelson	Director since 1994

Mr. Samuelson, 80, co-founded Samuelson Brothers, a real estate developer and contracting firm, in 1946 and has served as its President and Board Chairman since 1957. Mr. Samuelson is also a Director of Westaff, an international temporary help company. He is a Trustee of the educational institutions Occidental College and Fuller Seminary. He is a past Chairman of Hollywood Medical Center and the Institute of Critical Care Medicine. He serves several non-profit housing companies: Director and Chairman of Presbyterian Homes of the West, Senior Continuum Housing Communities, and Beacon Affordable Housing Enterprises.

How are directors compensated?

Base Compensation.    Each non-employee Director receives a retainer based on an annualized rate of $25,000 together with a fee of $1,500 per Board meeting or $1,000 per Committee meeting attended. The Chairman receives an additional $30,000 per year. The Audit and Investment Risk Management Committee Chairmen receive additional compensation for their Board Committee service in the amount of $15,000 per year. The Compensation Committee Chairman receives additional compensation for his Board Committee service in the amount of $10,000 per year. The Capital Planning Committee and Corporate Governance Committee Chairmen receive additional compensation for their Board Committee service in the amount of $5,000 per year.

Restricted Stock.    Each non-employee Director receives an automatic award, in January of each year, of 2,000 shares of common stock. Each award vests three years after the date of issuance. Dividends are paid on the restricted stock at the same rate that the Company pays dividends on all of its common stock.

Retirement Plan.    Non-employee Directors are eligible to participate in the Retirement Plan for Directors whereby individuals who terminate their service as a Director are entitled to receive an annual retirement benefit from the Company equal to the aggregate annual Director retainer in effect at the time of the eligible Director’s termination from the Board. The current retainer amount is $25,000 per year. Any increases in the annual retainer which take effect after an eligible Director’s termination from the Board will automatically increase the annual retirement benefit.

Benefits will be paid for a period equal to the number of years of service that the eligible Director served on the Board. Upon death of an eligible Director, any benefits will be paid to his designated beneficiary in accordance with the same payment schedule above until receipt of the maximum benefit to which the eligible Director would have been entitled had he survived.

How often did the Board meet during 2004?

The Board of Directors met twelve times during 2004. Each Director attended more than 75% of the total number of meetings of the Board and Committees on which he served.

What Committees has the Board established?

The Company’s Board composition and Committees are as follows:

BOARD COMPOSITION

Name	Audit Committee	Capital Planning	Compensation Committee	Corporate Governance Committee	Investment Risk Management Committee
Independent* Directors:
Charles D. Miller, Chairman

David R. Banks	X		Chair	Chair	X

William K. Doyle		Chair	X	X	X

Robert D. Paulson	X		X		X
Keith P. Russell	Chair**	X		X	X
Jack D. Samuelson	X				Chair
Management Directors:
R. Bruce Andrews		X			X
Douglas M. Pasquale, CEO

* As defined in the NYSE listing standards applicable to the Company and as determined by the Board in accordance with the Company’s Corporate Governance Principles.

** Mr. Russell is qualified as an Audit Committee financial expert within the meaning of SEC regulations and the Board has determined that he has accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange.

How may I view committee charters?

Each of the Company’s Committees has a written charter which is available on the Company’s website at www.nhp-reit.com. A copy of the Audit Committee Charter, as Amended and Restated January 25, 2005, is attached hereto as Appendix A.

Audit Committee.    The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements, accounting and financial reporting processes and audits of the Company’s financial statements, systems of internal accounting and financial controls, independence, qualifications and performance of the independent auditors, performance of the internal audit function and compliance with the Company’s Business Code of Conduct & Ethics and applicable legal and regulatory requirements. Our common stock is listed on the New York Stock Exchange and is governed by its listing standards. All members of the Audit Committee meet the independence standards of the New York Stock Exchange and are independent within the meaning of SEC regulations. The Audit Committee met six times in 2004.

Capital Planning Committee.    The Capital Planning Committee was organized in October of 2004. The Capital Planning Committee acts as the standing pricing committee of the Board in connection with the issuance of the Company’s securities, and assists the Board in its oversight of capital strategies, the Company’s credit line and liquidity, the structure of the Company’s balance sheet, the Company’s cost of capital, debt provisions and maturities and credit agency ratings. The Capital Planning Committee met once in 2004.

Compensation Committee.    The Compensation Committee has been delegated the functions of the Board relating to Director and executive compensation and benefits, including administration of the Company’s Stock Option Plan and Deferred Compensation Plan, and the Company’s new 2005 Performance Incentive Plan. The Compensation Committee met five times in 2004.

Corporate Governance Committee.    In addition to its other duties, The Corporate Governance Committee functions as a nominating committee. The Corporate Governance Committee’s Charter was expanded in March 2003 to assist the Board in identifying qualified individuals to become Directors, determining the composition of the Board and its Committees, facilitating the evaluation of the Board’s overall effectiveness, and considering corporate governance matters, including monitoring the implementation and maintenance of the Company’s Corporate Governance Principles. All members of the Corporate Governance Committee are independent within the meaning prescribed by the New York Stock Exchange. The Corporate Governance Committee met twice in 2004.

The Committee has a policy of considering all Director candidates recommended by stockholders. Any stockholder wishing to propose a Director nominee for the Committee’s consideration should submit a recommendation in writing to the Committee’s Chairman, indicating the nominee’s qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as a Director. The Committee’s charter provides that nominees selected by the Committee, whether recommended by the Committee or a stockholder, shall have the highest personal and professional ethics, integrity and values and such other attributes as from time to time may be established by the Company’s Corporate Governance Principles. The process by which the Committee has identified nominees has been one of the existing Committee members identifying individuals already known to them and a subjective process by which all members of the Committee evaluate potential nominees. The Company did not receive any stockholder recommended candidates during 2004.

The Corporate Governance Committee Charter sets forth the Company’s corporate governance guidelines. In addition, the Company has adopted a code of business conduct and ethics for directors, officers (including the Company’s principal executive officer, principal financial officer and controller) and employees, known as the Business Code of Conduct and Ethics. As mentioned above, the Corporate Governance Committee Charter and the accompanying governance guidelines are available on the Company’s website at www.nhp-reit.com, as is the Company’s Business Code of Conduct and Ethics. In addition, stockholders may request free printed copies of the Corporate Governance Committee Charter and the Business Code of Conduct and Ethics from:

Nationwide Health Properties, Inc.

Attn: Investor Relations

610 Newport Center Drive, Suite 1150

Newport Beach, CA 92660

Investment Risk Management Committee.    The Investment Risk Management Committee has the power to recommend and/or approve the Company’s investments and reviews the Company’s investment risk policies. The Investment Risk Management Committee has authority to approve investments in existing lines of business in amounts less than $75,000,000 without further Board approval, and the Committee Chairman and one other Committee member have the authority to approve investments in existing lines of business equal to or less than $12,500,000 without further Board or Committee approval. The Investment Risk Management Committee met nine times in 2004.

How may I communicate with NHP’s non-management directors?

You may submit an e-mail to NHP’s Board at CorporateGovernance@nhp-reit.com. These communications may be submitted on a confidential or anonymous basis if you so desire and (1) will be forwarded by NHP’s compliance officer to the appropriate Directors for their review; (2) will be simultaneously reviewed and addressed by the Audit Committee; and (3) will be reported to the Board of Directors on a quarterly basis. Mr. Charles D. Miller, an independent director and Chairman of the Company’s Board of Directors, presides at the executive sessions of non-management directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Steven J. Insoft joined the Company as its Vice President and Senior Investment Officer in February 1998. Mr. Insoft’s parents own entities that were provided mortgage financing by the Company prior to Mr. Insoft joining the Company. During 2004, the total amount of mortgage payments made by these entities to the Company was approximately $1,761,828. At December 31, 2004, the outstanding mortgage balances were $16,752,229. The Company believes that the foregoing transactions among Mr. Insoft’s family members and the Company are on terms and conditions which are similar to those between the Company and unrelated third parties.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the consolidated financial statements of the Company for the year ended December 31, 2004 with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Committee has received and reviewed the written disclosures provided by the Company’s independent auditors required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent auditors that firm’s independence.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

Based upon the Committee’s discussions with management and the independent auditors and the Committee’s review of the representation of management and the report of the independent auditors to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

March 25, 2005	Members of the Audit Committee

Keith P. Russell, Chairman

David R. Banks

Robert D. Paulson

Jack D. Samuelson

Independent Public Accountants

Ernst & Young LLP has been selected by the Company’s Audit Committee to serve as the Company’s independent public accountants for 2004 and 2005. Ernst & Young has been the Company’s independent public accountants since March 2002.

Representatives of Ernst & Young will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

Audit Fees

The following table presents the aggregate fees billed for professional services rendered for the audit of the Company’s financial statements for 2004 and 2003.

	2004	2003
(1) Audit Fees	659,487	350,615
(2) Audit-Related Fees(A)	—	20,086
(3) Tax Fees(B)	377,826	197,644
(4) All Other Fees	—	—

(A)	Principally fees related to determining the proper accounting treatment of proposed transactions.

(B)	Tax compliance services, including preparation of U.S. federal and state tax returns, review of acquisitions for potential real estate investment trust tax issues, review of the taxability of the Company’s dividends, estimated payments of taxes and tax examination assistance.

All audit-related services and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee charter provides for the pre-approval of all audit and any non-audit service provided above a de minimis level(s) from time to time established by the Committee. The Committee has delegated pre-approval authority to the Chairman of the Committee so long as he presents any decisions made to the full Committee at its next scheduled meeting.

EXECUTIVE COMPENSATION

The following Report of the Compensation Committee and the performance graphs included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report or the performance graphs by reference therein.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for 2004.

What is the Company’s philosophy of executive officer compensation?

The Company’s compensation programs for executives were reviewed and considered at great length during 2004 by the Compensation Committee and the Board of Directors. The Compensation Committee retained the services of an executive compensation consulting firm (the “Compensation Consultant”) to assist the Committee in its assessment of the Company’s compensation programs for its executive officers. A new executive compensation program was designed and implementation initiated. The Company’s new compensation program for executives consists of three key elements:

•	A base salary;
•	A performance-based annual bonus; and
•	A long-term incentive award in the form of restricted stock.

Prior to the new program, long-term incentive awards were in the form of periodic grants of stock options and dividend equivalents.

The Compensation Committee believes that this three-part approach best serves the interests of the Company and its stockholders. It enables the Company to meet the requirements of the highly competitive environment in which the Company operates while ensuring that executive officers are compensated in a way that advances both the short- and long-term interests of stockholders. Under this approach, compensation for these officers involves a high proportion of pay that is “at risk”—namely, the annual bonus, and the restricted stock awards. With the exception of the Chief Executive Officer, the variable annual bonus permits individual performance to be recognized on an annual basis, and is based, in significant part, on an evaluation of the contribution made by the officer to the Company’s performance and the business unit of the officer. The awards of restricted stock relate entirely to the overall Company performance.

Base Salary.    Base salaries for the Company’s executive officers, as well as changes in such salaries, are based upon recommendations by the Chief Executive Officer, taking into account such factors as competitive industry salaries; a subjective assessment of the nature of the position; and the contribution and experience of the officer. In connection with the new compensation program for executives, the Compensation Consultant considered salary ranges and recommended 2005 proposed base salaries.

Annual Bonus.    Under the new compensation program for executives, the Annual Bonus is based on primarily objective reviews of performance, with a performance measurement structure to determine the award. The performance measurement structure includes three categories of measurement: corporate (FFO growth, return on investment, and acquisition goals, portfolio management, capital structure and capital cost, etc.), business unit/function (for example, for officers whose business unit or primary function is acquisitions, current acquisition volume, performance of prior acquisitions, and new business relationships), and individual (quality of work, teamwork, professional development, and for example, in the case of investments professionals, the executive’s personal acquisition volume and the performance of his prior acquisitions). To align with stockholder interests, a substantial weighting is given to corporate for the most senior officers of the Company, for example, the Chief Executive Officer’s Annual Bonus is weighted 90% corporate and 10% individual, and the Senior Vice Presidents of the Company who head business units have their Annual Bonus weighted 50% corporate, 40% business unit/function and 10% individual.

Long-Term Incentive Awards of Restricted Stock.    Commencing in January 2005, long-term incentive awards under the new compensation program were made in grants of restricted stock of the Company. The program is designed to utilize multi-year measures of performance, while still providing market competitive compensation by including annual grants of equity awards. The program therefore provides that at the end of each year and at the end of every three years, the Company will evaluate its performance, related to specific targets and goals, and determine the magnitude of equity-based awards that shall be granted to members of the management team. The Annual Award Measure and the Three-Year Award Measure are each based on total shareholder return (TSR), weighted 50% to Absolute TSR and 50% to Relative TSR. Relative TSR is determined by calculating at the end of each year and at the end of every three-year period the weighted-average (based on market capitalization) TSR of the companies, excluding the Company, that comprise the NAREIT Healthcare Index. The level of a Relative TSR award is determined by comparing the Company’s TSR to that of the Relative TSR. The appropriate weightings and goals related to the Long-Term Incentive Awards are determined by the Compensation Committee and are subject to change by the Compensation Committee. Under the new compensation program, the Compensation Committee retained the discretion, even if certain performance does not meet defined criteria, to grant an award up to 25% of the targeted award value, if the Compensation Committee determines that additional recognition/award is merited. Annual awards of restricted stock vest pro-rata over three years, beginning on the first anniversary of the date of grant. Grants of three-year performance awards vest in total after one year from the date of grant.

In January of 2005, for executive officers other than the Chief Executive Officer, restricted stock grants ranged from 2,078 to 9,234 shares. The levels of the awards were determined under the Annual Award Measure pursuant to the provisions of the Company’s new compensation program for executives. These awards are intended to provide incentives for the long-term performance of the Company.

Long-term incentive awards granted in calendar year 2004 were in the form of stock options and dividend equivalents. They were granted under the Company’s old compensation plan and as a final transition step to the new plan. Under the old plan 50% of the dividend equivalent award depends upon the Company’s performance measured by total return to stockholders (increase in stock price and dividends paid) over a three-to-five year period, compared to a peer group of healthcare real estate investment trusts as selected by the Compensation Committee. The other 50% of the dividend equivalent award depends on performance standards of (1) growth percentage of funds from operations, (2) multiple of funds from operations, (3) dividend growth, (4) dividend yield, and (5) amount and quality of new investments, and each of these five factors is reviewed against the peer group; however, the determination as to whether this 50% test is met in whole or in part is based on the overall judgment of the Committee as to whether the Company’s performance as measured by these performance standards merits satisfying this 50% of the dividend equivalents test. Dividend equivalents may be earned in their entirety or in part depending upon whether the criteria are fully met at the time of measurement. In 2004, for executive officers other than the Chief Executive Officer, stock option grants ranged from 5,000 options to 17,500 options, and dividend equivalent awards ranged from 5,000 to 17,500. The awards were intended to provide incentives for the long-term performance of the Company.

In January 2005, and as a final step in transition to the new plan, the Compensation Consultant recommended and the Compensation Committee determined that based upon a prospective three-year period for the measures mentioned above, for stock options granted in 2002 21.875% of the dividend equivalents had been earned, that dividend equivalent payments for 2003 grants were fixed at 62.5% (with payments for 2003 grants to commence in 2006), and that dividend equivalents payments for 2004 grants were fixed at 80% (with payments for 2004 grants to commence in October 2006).

How is the Company’s Chief Executive Officer compensated?

In April of 2004 the Company completed the transition in the office of its Chief Executive Officer with the retirement of R. Bruce Andrews, who remains a director of the Company, and the election of Douglas M. Pasquale as Chief Executive Officer.

Mr. Pasquale commenced employment with the Company on November 1, 2003 at a base compensation of $400,000 annually. This was increased to $450,000 effective May 1, 2004 in connection with his election as Chief Executive Officer of the Company, and in January of 2005 to $475,000. Mr. Pasquale’s annual bonus with respect to 2004 was $415,250. The annual bonus for 2004 was paid in 2005 and was calculated under the Annual Bonus performance measurement provisions of the Company’s new compensation program for executives, with 90% of Mr. Pasquale’s bonus attributable to the corporate function (with respect to which he received 80% of maximum) and 10% as to individual performance (with respect to which he received 100% of maximum). Mr. Pasquale was awarded 31,847 shares of restricted stock in January of 2005, to vest ratably over three years, as the Annual Award Measure under the new performance-based long-term incentive compensation program, being awarded the “high” category for both absolute TSR and relative TSR. During calendar year 2004, Mr. Pasquale also received grants of stock options with dividend equivalents for 60,000 shares pursuant to provisions of his Employment Agreement. All future long-term incentive awards to Mr. Pasquale will be under the Company’s new Executive Compensation Program. Mr. Pasquale was also paid in 2004 the sum of $150,000 in connection with costs and losses incurred by him in connection with his transition to the Company as an employee and senior officer of the Company.

Mr. Andrews continued to be paid until his retirement effective April 30, 2004 at the rate of his base compensation for 2003 of $480,000. His annual bonus with respect to 2003 was $384,000, or 80% of his base salary for 2003 and was awarded based on an evaluation by the Compensation Committee at its January 2004 meeting of his performance and of the performance of the Company as a whole in 2003. In anticipation of his retirement, no long-term incentive awards were made to Mr. Andrews in 2004 or with respect to 2004. Mr. Andrews entered into a Retirement and Severance Agreement (the “Retirement Agreement”) with the Company dated April 16, 2004 which provided that he would remain a full-time employee of the Company through April 30, 2004. The Retirement Agreement provides for monthly payments to be made to Mr. Andrews for two years commencing May 1, 2004 in the amount of $40,000 per month. The Agreement also provides for payments to be made with respect to an annual bonus in the amount of $221,200 on April 30, 2005, and $221,200 on April 30, 2006. Under the Retirement Agreement all stock options fully vest to the extent not otherwise fully vested on April 30, 2004, and dividend equivalents continue through April 30, 2008.

How is the Company addressing Internal Revenue Code limits on deductibility of compensation?

The Compensation Committee has considered the anticipated tax treatment to the Company regarding the compensation and benefits paid to the executive officers of the Company in light of the enactment of Section 162(m) of the Internal Revenue Code of 1986, as amended. The basic philosophy of the Compensation Committee is to strive to provide such executive officers with a compensation package which will preserve the deductibility of such payments for the Company. However, certain types of compensation payments and their deductibility depend upon the timing of an executive officer’s vesting or exercise of previously granted rights. Moreover, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee’s control may affect the deductibility of certain compensation payments. The Compensation Committee will consider various alternatives to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

March 25, 2005	Members of the Compensation Committee

David R. Banks (Chairman)

William K. Doyle

Robert D. Paulson

Compensation Committee Interlocks and Insider Participation

Mr. Banks was the Chairman of the Company from 1985 when it was organized until 1988 when it became an independent REIT, and has been a director since its inception.

Employment Agreements

The Company has entered into employment agreements with Douglas M. Pasquale, President and Chief Executive Officer, and Mark L. Desmond, Senior Vice President and Chief Financial Officer. Subject to the provisions of the employment agreements, as amended, annual increases in base compensation, annual bonuses and long-term incentive awards of restricted stock (and prior to the new Executive Compensation Program, annual grants of stock options with performance-based dividend equivalents) are determined by the Company’s Compensation Committee.

Mr. Pasquale commenced employment with the Company on November 1, 2003, with compensation at an annual rate of $400,000. He received a $250,000 hiring bonus. Mr. Pasquale’s employment agreement provides for a three-year employment period and automatically renews on the first day of each month for a new three-year period, unless the Company or Mr. Pasquale gives notice that the agreement will not be further extended. In the event of a termination of Mr. Pasquale’s employment other than for cause, disability or death, or upon his resignation other than for Good Reason as that phrase is defined in his Employment Agreement, he is entitled to a severance payment equal to three times his highest annual base compensation, and three times his average annual bonus over the last three years, unless his employment has been for less than three years in which case he would receive three times his target bonus. His agreement further provides that he will be compensated with additional shares of restricted stock under the three-year measure period of the new compensation program based on a formula designed to account for a termination within a time period less than the full three years or under circumstances where the full three years have elapsed but the award has not yet been finalized or granted. His agreement further provides that any shares of restricted stock and options held by him that are not then vested will vest and that the Company will provide Mr. Pasquale with any performance-based dividend equivalents (to the extent earned by Mr. Pasquale through the date of termination) for the three years following termination, and that he would be covered by the company’s health plan for a three-year period.

Mr. Desmond received base compensation for 2004 of $260,000 and a bonus for 2004 of $148,200. The employment agreement for Mr. Desmond currently provides for an employment period ending February 28, 2007 and automatically extends one additional year on each February 28th unless the Company or Mr. Desmond gives notice that the agreement will not be further extended. In the event of a termination of employment of Mr. Desmond, other than for cause, disability or death, he is entitled to a severance payment equal to 150% of his highest annual base compensation and 150% of his average annual bonus over the last three years. In addition, shares of restricted stock and stock options awarded to him prior to December 31, 2004 that are not then vested will vest. The Company will provide him with any performance-based dividend equivalents (to the extent earned by Mr. Desmond through the date of termination) for the 18 months following his termination. Mr. Desmond will continue to be covered by the Company’s health plan for a period of 18 months following termination.

The Company has entered into Change in Control Agreements with the following officers of the Company: Mark L. Desmond, Donald D. Bradley, Abdo H. Khoury, John J. Sheehan, Jr., Steven J. Insoft, David M. Boitano and David E. Snyder. Each agreement provides generally that if, within six months prior to or three years following a change in control of the Company, the employment of any plan participant is terminated, except under certain defined circumstances, the participant is entitled to receive payments equal to the participant’s annual base salary and average annual bonus, in addition to coverage under the Company’s health plan, for a period of 12 to 36 months following termination, depending upon the participant’s length of employment.

Executive Compensation Summary Table

The following table sets forth information concerning total compensation earned or paid to the Chief Executive Officer and the four other most highly compensated executive officers based on total annual salary and bonus for 2004 of the Company who served in such capacities as of December 31, 2004 (the “named executive officers”) for services rendered to the Company during each of the last three years.

EXECUTIVE COMPENSATION SUMMARY TABLE

Name and Principal Position	Fiscal Year	Annual Compensation				Long-Term Compensation
		Salary		Bonus		Stock Options Awarded	LTIP Payouts ($)(1)	All Other Compensation(2)
Douglas M. Pasquale President and Chief Executive Officer	2004 2003 2002	433,333 66,667 —	(3)	415,250 250,000 —		60,000 40,000 —	— — —	197,693(4) 2,031 —
R. Bruce Andrews(5) President and Chief Executive Officer	2004 2003 2002	160,000 480,000 480,000		384,000 —		— 50,000 50,000	683,783 334,979 482,126	18,700 31,200 30,700
Mark L. Desmond Senior Vice President and Chief Financial Officer	2004 2003 2002	260,000 250,000 231,000		146,250 100,000 70,000		17,500 17,500 17,500	240,025 117,243 168,747	23,165 21,976 20,727
Donald D. Bradley Senior Vice President and Chief Investment Officer	2004 2003 2002	265,000 240,000 225,000		215,250 96,000 90,000		17,500 17,500 17,500	80,741 — —	23,354 20,450 17,042
Steven J. Insoft Vice President and Senior Investment Officer	2004 2003 2002	183,000 173,000 166,000		149,500 69,200 50,000		12,500 12,500 12,500	143,695 83,744 82,978	18,921 18,921 17,609
David M. Boitano Vice President and Senior Investment Officer	2004 2003 2002	175,000 165,000 158,000		209,500 66,000 47,400	(6)	12,500 12,500 12,500	— — —	18,642 20,486 15,934

(1)	These amounts represent payment of dividend equivalents earned by named executive officers. See footnote 1 to the table under “Option Grants During 2004” on page 17.

(2)	The Company provides the named executive officers with certain group health, medical and other non-cash benefits generally available to all salaried employees and not included in this column pursuant to SEC rules. The amounts shown in this column include the Company’s matching contributions under the Company’s deferred compensation account and the Company’s contribution under the Company’s 401(K) plan.

(3)	This amount is for the period from November 3, 2003 (commencement of Mr. Pasquale’s employment with the Company).

(4)	Included with All Other Compensation, Mr. Pasquale was paid out two weeks vacation at his regular rate and $150,000 for costs and losses incurred and/or suffered by him in connection with his transition to the Company as an employee and senior officer of the Company.

(5)	Mr. Andrews retired as President and Chief Executive Officer on April 30, 2004.

(6)	$59,500 of Mr. Boitano’s bonus was paid in restricted stock which vest over three years.

Option Grants for 2004

The following table sets forth information with respect to option grants to the named executive officers during fiscal 2004 and the potential realizable value of such option grants:

•	The number of shares of common stock underlying options granted during the year;
•	The percentage that such options represent of all options granted to employees during the year;
•	The exercise price;
•	The expiration date; and
•	The hypothetical present value, as of the grant date, of the options under the option-pricing model discussed below.

The Company calculated the hypothetical value of the options as of their date of grant using the Black-Scholes option pricing model, as permitted by SEC rules, based upon a set of assumptions set forth in the footnote to the table. This model is only one method of valuing options, and the reader should not interpret the Company’s use of the model as an endorsement of its accuracy. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of the exercise.

OPTION GRANTS DURING 2004

Name	Number of Options Granted(1)	% of Total Options Granted to Employee in Fiscal Year	Exercise Price ($/Share)(2)	Expiration Date	Hypothetical Value at Grant Date(3)

R. Bruce Andrews	—	—	—	—	—

Douglas M. Pasquale	60,000	40.07%	$21.29	10/19/2014	$136,200

Mark L. Desmond	17,500	16.69%	$21.29	10/19/2014	39,725

Donald D. Bradley	17,500	16.69%	$21.29	10/19/2014	39,725

Steven J. Insoft	12,500	8.35%	$21.29	10/19/2014	28,375

David M. Boitano	12,500	8.35%	$21.29	10/19/2014	28,375

(1)	Awards of dividend equivalents accompany the 2004 stock option grants on a one-for-one basis. Such dividend equivalents are payable in cash until such time as the corresponding stock option is exercised or expires, based upon a formula approved by the Compensation Committee. Historically, 50% of the dividend equivalent award depended upon the Company’s performance measured by total return to stockholders (increase in stock price and dividends paid) over a three-to-five year period, compared to a peer group of healthcare real estate investment trusts as selected by the Compensation Committee after considering recommendations of a compensation consultant. The other 50% of the dividend equivalent award depended on performance standards of (1) growth percentage of funds from operations, (2) multiple of funds from operations, (3) dividend growth, (4) dividend yield, and (5) amount and quality of new investments, and each of these five factors was reviewed against the peer group; however, the determination as to whether this 50% test was met in whole or in part was based on an overall judgment of the Compensation Committee as to whether the Company’s performance as measured by these performance standards merits satisfying this 50% of the dividend equivalents test. As part of the transition to restricted stock, the formula period for 2004 awards was based upon a prospective three-year period for the measures mentioned above and set at 80% with payments to commence in October 2006.

(2)	The market prices on the dates of the grants were the same as the exercise prices.

(3)	Calculated using the Black-Scholes option valuation methodology. In using this methodology, the Company utilized the following variables: risk free rate of return of 4.03%; .2495 three-year volatility factor; 6.95% dividend yield; and ten-year option term, which yields a Black-Scholes value for such stock options of $2.27 per share.

Option Exercises and Values for 2004

The table below sets forth the following information with respect to option exercises during fiscal 2004 by each of the named executive officers and the status of their options at December 31, 2004:

•	The number of shares of common stock acquired upon exercise of options during 2004;
•	The aggregate dollar value realized upon the exercise of such options;
•	The total number of exercisable and non-exercisable stock options held at December 31, 2004:
•	The aggregate dollar value of in-the-money exercisable options at December 31, 2004.

AGGREGATE OPTION EXERCISES DURING 2004

AND OPTION VALUES ON DECEMBER 31, 2004

Name	Number of Shares Acquired Upon Exercise of Option	Value Realized Upon Exercise
			Number of Unexercised Options 12/31/04		Value of Unexercised In-the-Money Options 12/31/04(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable

R. Bruce Andrews	—	$—	370,000	—	$1,901,875	$—

Douglas M. Pasquale	—	—	13,333	86,667	70,265	288,135

Mark L. Desmond	—	—	111,999	35,001	530,025	178,681

Donald D. Bradley	—	—	34,999	35,001	252,344	178,681

Steven J. Insoft	5,000	39,914	55,000	25,000	297,971	171,998

David M. Boitano	—	—	12,498	12,502	71,030	125,970

(1)	In accordance with SEC rules, the Company calculates the values by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $23.75, the closing common stock price reported from the New York Stock Exchange on December 31, 2004.

The table below sets forth the following information with respect to equity compensation plans of the Company at December 31, 2004:

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	931,850	$18.99	97,183

Equity compensation plans not approved by security holders	—	—	—

Total	931,850	$18.99	97,183

PERFORMANCE GRAPH

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

The following graph demonstrates the performance of the cumulative total return to the stockholders of the Company’s common stock during the previous five years in comparison to the cumulative total return on the National Association of Real Estate Investment Trusts (NAREIT) Equity Index and the Standard & Poor’s 500 Stock Index. The NAREIT Equity Index is comprised of all tax-qualified, equity oriented, real estate investment trusts listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market.

IT SHOULD BE NOTED THAT THIS GRAPH REPRESENTS HISTORICAL STOCK PERFORMANCE AND IS NOT NECESSARILY INDICATIVE OF ANY FUTURE STOCK PRICE PERFORMANCE.

PROPOSAL 2—APPROVAL OF THE NATIONWIDE HEALTH PROPERTIES, INC.

2005 PERFORMANCE INCENTIVE PLAN

General

At the Annual Meeting, stockholders will be asked to approve the Nationwide Health Properties, Inc. 2005 Performance Incentive Plan (the “2005 Plan”), which was adopted, subject to stockholder approval, by the Board of Directors on January 25, 2005.

Why is the Company seeking to implement a new incentive plan?

The Company believes that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the Company, and that incentive compensation plans like the proposed 2005 Plan are an important attraction, retention and motivation tool for participants in the plan.

The Company currently maintains the Nationwide Health Properties, Inc. 1989 Stock Option Plan (the “1989 Plan”). As of February 28, 2005, a total of 931,850 shares of the Company’s common stock were then subject to outstanding awards granted under the 1989 Plan, and an additional 10,142 shares of the Company’s common stock were then available for new award grants under the 1989 Plan.

The Board of Directors approved the 2005 Plan based, in part, on a belief that the number of shares currently available under the 1989 Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives. If stockholders approve the 2005 Plan, no new awards will be granted under the 1989 Plan after the Annual Meeting. In addition, 3,000,000 shares of the Company’s common stock will be made available for award grants under the 2005 Plan. As such, if stockholders approve the 2005 Plan, a maximum of 3,000,000 shares will initially be available for award grants under that plan. In addition, if stockholders approve the 2005 Plan, any shares of common stock subject to stock option grants under the 1989 Plan that expire, are cancelled, or otherwise terminate after the Annual Meeting will also be available for award grant purposes under the 2005 Plan.

What happens if stockholders do not approve the proposal?

If stockholders do not approve the 2005 Plan, the Company will continue to have the authority to grant awards under the 1989 Plan. However, the number of shares remaining under the 1989 Plan would be inadequate to compensate the executive officers as currently contemplated starting in 2006. If stockholders approve the 2005 Plan, the termination of our grant authority under the 1989 Plan will not affect awards then outstanding under that plan.

Summary Description of the 2005 Performance Incentive Plan

The principal terms of the 2005 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2005 Plan, which appears as Appendix B to this Proxy Statement.

What are the provisions of the 2005 Plan?

Purpose.    The purpose of the 2005 Plan is to promote the success of the Company and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of the Company. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

Administration.    Our Board of Directors or one or more committees appointed by our Board of Directors will administer the 2005 Plan. Our Board of Directors has delegated general administrative authority for the 2005 Plan to the Compensation Committee. A committee may delegate some or all of its authority with respect to the 2005 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company. (The appropriate acting body, be it the Board of Directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator”).

The Administrator has broad authority under the 2005 Plan with respect to award grants including, without limitation, the authority:

•	to select participants and determine the type(s) of award(s) that they are to receive;

•	to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

•	to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•	to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•	subject to the other provisions of the 2005 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

•	to allow the purchase price of an award or shares of the Company’s common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice in third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

No Repricing.    In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by stockholders) will any adjustment be made to a stock option or stock appreciation right award under the 2005 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award.

Eligibility.    Persons eligible to receive awards under the 2005 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. Currently, approximately 15 officers and employees of the Company and its subsidiaries (including all of the Company’s named executive officers), and each of the Company’s seven non-employee directors, are considered eligible under the 2005 Plan at the present time.

Termination of or Changes to the 2005 Plan.    The Board of Directors may amend or terminate the 2005 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the U.S. Internal Revenue Code to preserve the intended tax consequences of the plan. For example, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2005 Plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval.) Unless terminated earlier by the Board of Directors, the authority to grant new awards under the 2005 Plan will terminate on January 24, 2015. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

How many shares may be subject to awards granted under the 2005 Plan?

The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2005 Plan equals the sum of: (1) 3,000,000 shares, plus (2) the number of any shares subject to stock options granted under the 1989 Plan and outstanding as of the date of the Annual Meeting which expire, or for any reason are cancelled or terminated, after the date of the Annual Meeting without being exercised. As of February 28, 2005, approximately 931,850 shares were subject to awards then outstanding under the 1989 Plan. As noted above, no additional awards will be granted under the 1989 Plan if stockholders approve the 2005 Plan.

The following other limits are also contained in the 2005 Plan:

•	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 3,000,000 shares.

•	The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 300,000 shares.

•	“Performance-Based Awards” under Section 5.2 of the 2005 Plan payable only in cash and not related to shares and granted to a participant in any one calendar year will not provide for payment of more than $750,000.

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2005 Plan. In the event that shares are delivered in respect of an award, only the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2005 Plan. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2005 Plan will again be available for subsequent awards under the 2005 Plan. In addition, the 2005 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2005 Plan.

What types of awards may be granted under the 2005 Plan?

Types of Awards.    The 2005 Plan authorizes stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as cash bonus awards pursuant to Section 5.2 of the 2005 Plan. The 2005 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

A stock option is the right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”). The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2005 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2005 Plan. The per share exercise price of an incentive stock option may not be less than the fair market value of a share of the Company’s common stock on the date of grant. Incentive stock options may only be granted to employees of the Company or a subsidiary.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a share of the Company’s common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

The other types of awards that may be granted under the 2005 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, dividend equivalents, or similar rights to purchase or acquire shares, and cash awards granted consistent with Section 5.2 of the 2005 Plan as described below.

Performance-Based Awards.    The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code (“Performance-Based Awards”). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2005 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.

The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of the Company on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following: funds from operations, earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof. The performance measurement period with respect to an award may range from three months to ten years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards” above). Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

What provisions of the 2005 Plan govern individual awards?

The following response is not intended to be exhaustive and describes some of the important provisions that govern individual awards granted under the 2005 Plan.

Deferred Payment of Awards.    The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

Acceleration of Awards; Possible Early Termination of Awards.    Generally, and subject to limited exceptions set forth in the 2005 Plan, if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if certain changes in a majority of our Board of Directors occur over a period of not longer than two years, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the Company’s assets or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries, or if the Company is dissolved or liquidated, then awards then-outstanding under the 2005 Plan will become fully vested or paid, as applicable, and may terminate or be terminated in such circumstances. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2005 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

Transfer Restrictions.    Subject to certain exceptions contained in Section 5.7 of the 2005 Plan, awards under the 2005 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws.

Adjustments.    As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2005 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Would the 2005 Plan limit the Company’s authority to grant awards or authorize compensation outside the plan?

Except as expressly provided with respect to the termination of the authority to grant new awards under the 1989 Plan if stockholders approve the 2005 Plan, the 2005 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Federal Income Tax Consequences of Awards under the 2005 Plan

The U.S. federal income tax consequences of the 2005 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2005 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

In general, what are the federal income tax consequences of awards granted under the 2005 Plan?

With respect to nonqualified stock options, the company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2005 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2005 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted by the company in certain circumstances.

Specific Benefits under the 2005 Performance Incentive Plan

The Company has not approved any awards that are conditioned upon stockholder approval of the 2005 Plan. The Company is not currently considering any other specific award grants under the 2005 Plan. If the 2005 Plan had been in existence in fiscal 2004, the Company expects that its award grants for fiscal 2004 would not have been substantially different from those actually made in that year under the 1989 Plan. For information regarding stock-based awards granted to the Company’s named executive officers during fiscal 2004, see the material under the heading “Executive Compensation” above.

The closing market price for a share of the Company’s common stock as of March 16, 2005 was $20.98 per share.

EQUITY COMPENSATION PLAN INFORMATION

The Company currently maintains one equity compensation plan: the 1989 Plan. This plan has been approved by the Company’s stockholders. Stockholders are also being asked to approve a new equity compensation plan, the 2005 Plan, as described above.

The following table sets forth, for each of the Company’s equity compensation plans, the number of shares of common stock subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of February 28, 2005.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options		Weighted-average exercise price of outstanding options	Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	931,850	(1)	$18.99	10,142	(1)

Equity compensation plans not approved by stockholders	N/A		N/A	N/A

Total	931,850		$18.99	10,142

(1)	No new awards will be granted under the 1989 Plan if stockholders approve the 2005 Plan. This table does not reflect the 3,000,000 additional shares that will be available under the 2005 Plan if stockholders approve the 2005 Plan proposal.

Vote Required for Approval of the 2005 Performance Incentive Plan

The Board of Directors believes that the adoption of the 2005 Plan will promote the interests of the Company and its stockholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success.

All members of the Board of Directors are eligible for awards under the 2005 Plan and thus have a personal interest in the approval of the 2005 Plan.

Approval of the 2005 Plan requires the affirmative vote of a majority of the common stock present, or represented, and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE 2005 PERFORMANCE INCENTIVE PLAN AS DESCRIBED ABOVE AND SET FORTH IN APPENDIX B HERETO.

OTHER MATTERS

As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ADDITIONAL INFORMATION

Stockholder Proposals for the 2006 Annual Meeting.    Stockholders interested in presenting a proposal for consideration at the Company’s annual meeting of stockholders in 2006 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and the Company’s by-laws. To be eligible for inclusion in the proxy statement, the stockholder proposals must be received by the Company’s President no later than November 27, 2005.

Stockholders interested in presenting a proposal at the Company’s annual meeting of stockholders outside the procedures prescribed in Rule 14a-8 (i.e., a proposal to be presented at the annual meeting of stockholders in 2006 but not included in the Company’s proxy statement) must be received by the Company’s President no later than January 30, 2006 to be considered timely. Under the SEC’s proxy voting rules, the Company may exercise discretionary voting authority on stockholder proposals received after such date.

New York Stock Exchange Certification.    The certification of the Chief Executive Officer required by the New York Stock Exchange Listing Standards, Section 303A.12(a), relating to the Company’s compliance with the New York Stock Exchange Corporate Governance Listing Standards, was submitted to the New York Stock Exchange on May 13, 2004.

Proxy Solicitation Costs.    The total cost of this solicitation will be borne by the Company. In addition to use of the mails, proxies may be solicited by directors and officers of the Company personally and by telephone or facsimile. The Company may reimburse persons holding shares in their own names or in the names of the nominees for expenses they incur in obtaining instructions from beneficial owners of such shares. The Company has also engaged D.F. King, Inc. to deliver proxies for a fee of approximately $1,000 plus out-of-pocket expenses.

By Order of the Board of Directors,

Douglas M. Pasquale

President and Chief Executive Officer

March 25, 2005

Appendix A

NATIONWIDE HEALTH PROPERTIES, INC.

Audit Committee Charter

As Amended and Restated January 25, 2005

I.    PURPOSE

The Audit Committee of the Board of Directors of Nationwide Health Properties Inc. shall assist the Board in its oversight of the:

➢	Integrity of NHP’s financial statements.

➢	Accounting and financial reporting processes and audits of NHP’s financial statements.

➢	Systems of internal accounting and financial controls.

➢	Independence and qualifications of the independent auditor.

➢	Performance of the internal audit function and independent auditors.

➢	Compliance with the NHP Business Code of Conduct & Ethics and applicable legal and regulatory requirements.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits, nor to determine that NHP’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

II.    COMPOSITION

The Committee shall consist of a minimum of three directors appointed by the Board of Directors upon the recommendation of the Corporate Governance Committee. Any member of the Committee may be removed by the Board in its discretion.

III.    QUALIFICATIONS

The Board will determine that:

❑	Each member of the Committee is “independent” in accordance with NHP’s Corporate Governance Principles (which incorporate the NYSE’s and SEC’s rules for directors and audit committee members);

❑	Each member has sufficient financial experience and ability to fully discharge his or her responsibilities; and

❑	At least one member is an “Audit Committee Financial Expert” within the meaning of Item 401 of Regulation S-K.

IV.    RESPONSIBILITIES AND AUTHORITY

The Committee’s responsibilities and authority include:

A.  Discussions with Management/Independent Auditors

To review and discuss with management and the independent auditor, as appropriate:

•	Financial Statements. The (1) annual audited and quarterly financial statements and related reports on Forms 10-K and 10-Q, including Management’s Discussion and Analysis of Financial Condition

and Results of Operations, (2) process for the CEO and CFO certifications required by the SEC and (3) disclosure and internal controls (including any material changes or deficiencies in those controls).

•	Other Financial Disclosures. Earnings press releases and financial information and earnings guidance provided to analysts and to rating agencies, which may be performed generally by the Committee (i.e., discussion of the type of information to be disclosed or presentation to be made) and need not include discussion in advance of each such release or instance in which guidance is provided.

•	Audit Issues. Any audit problems or difficulties and management’s response.

•	Risk Management. Risk assessment and risk management policies, including major financial risk exposures and steps taken by management to monitor and mitigate them.

•	Material Communications. Any material communications between the audit team and the independent auditor’s national office regarding auditing or accounting issues that the engagement presented.

•	Accounting Adjustments. Any accounting adjustments that were noted or proposed by the independent auditor but were not adopted by management.

•	Internal and External Controls. NHP’s internal and external system of audit and financial controls and management’s annual assertion of its assessment of the effectiveness thereof.

B.  Selection of Independent Auditor

To select, retain, evaluate and if necessary replace the independent auditor that examines NHP’s accounts, controls and financial statements, to pre-approve all its audit engagement fees and terms and the scope of the audit, including the adequacy of staffing and compensation, and to pre-approve any non-audit service provided by it above a de minimis level(s) from time to time established by the Committee. The Committee may delegate pre-approval authority to the Chair of the Committee so long as he or she presents any decisions made to the full Committee at its next scheduled meeting. The independent auditor shall report directly to and be ultimately accountable to the Committee. The independent auditor shall not be retained to perform the prohibited non-audit functions listed on Exhibit A. The approved non-auditing services must be disclosed in NHP’s periodic public reports required by Section 13(a) of the Securities Exchange Act of 1934, as amended.

C.  Formal Reviews

To review and approve, if necessary, each of the following:

•	Standards and Principles. NHP’s financial reporting and accounting standards and principles, significant changes to them or in their application and the key accounting decisions affecting NHP’s financial statements, including alternatives to, and the rationale for, the decisions made.

•	Internal Audit. The internal audit function, including (1) its purpose, authority and organizational reporting lines and (2) the annual audit plan, budget, staffing and results.

•

Independent Auditors. The (1) overall scope and plan for the audit, (2) matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, and (3) annual formal written report from the independent auditor delineating (a) the auditing firm’s internal quality-control procedures, (b) any material issues raised within the preceding five years by the auditing firm’s internal quality-control reviews, by peer reviews of the firm, or by any governmental or other inquiry or investigation relating to any audit conducted by the firm, (c) steps taken by the auditing firm to address any findings in any of the foregoing reviews and (d) any relationships between the independent auditor and NHP. In connection with the foregoing, the Committee should obtain and review timely reports from the independent auditor regarding (1) all critical accounting policies and practices to be used by NHP, (2) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor and (3) all other material written communications between the independent auditor and management, including any management letter or schedule of unadjusted differences.

•	Relationships with Auditor. All relationships between the independent auditor and NHP, including (1) pre-approving in accordance with its policies the hiring by NHP of employees or former employees of the independent auditor and (2) ensuring that the lead audit partner is changed every five years and that the review and other partners are changed as required by the Sarbanes-Oxley Act of 2002, as amended.

•	Related Party Transactions. All related-party transactions.

D.  Annual Committee Report

To prepare and publish an annual committee report in NHP’s proxy statement.

E.  Business Code of Conduct & Ethics

To review and investigate any matters pertaining to the integrity of management, including conflicts of interest, compliance processes, other matters covered by NHP’s Business Code of Conduct & Ethics and any reports to the Committee from counsel regarding any material violations or breaches of fiduciary duties.

V.    COMMUNICATION, ACCESS AND ADVISORS

The Committee shall endeavor to maintain free and open communication among its members, the independent auditors, the internal auditors and management. It also will have full access to all of NHP’s books, records, facilities and personnel. If the Committee determines that the services and advice of management, the independent auditors and outside company counsel and other company advisors are insufficient to carry out its purpose and fulfill its responsibilities, the Committee may retain such outside counsel, experts and other advisors as it deems appropriate in its sole discretion and approve related fees and retention terms.

VI.    COMPLAINTS

The Committee shall establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. These procedures shall include calling the Company’s toll-free 24 hour Compliance Telephone Line and contacting the Audit Committee of the Board of Directors. The procedures for using the Compliance Telephone Line and contacting the Audit Committee shall be posted on the Company’s website at www.nhp-reit.com.

VII.    MEETINGS AND REPORTS TO BOARD

The Committee shall meet at least quarterly. These meetings shall include separate meetings with management, the independent auditors and, periodically, the internal auditors to discuss issues and concerns warranting Committee attention. The Committee shall report its recommendations to the Board after each of its meetings.

VIII.    ANNUAL EVALUATIONS

At least annually, the Committee shall evaluate and report to the Board on the:

•	Performance of the Committee.

•	Adequacy of the Committee Charter.

•	Independence of NHP’s auditors.

EXHIBIT A

Prohibited Non-Audit Services

1.	Bookkeeping or other services related to the accounting records or financial statements of NHP;

2.	Financial information systems design and implementation;

3.	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

4.	Actuarial services;

5.	Internal audit outsourcing services;

6.	Management functions or human resources;

7.	Broker or dealer, investment advisor, or investment banking services;

8.	Legal services and expert services unrelated to the audit; and

9.	Any other services that the Public Company Accounting Oversight Board formed pursuant to the Sarbanes-Oxley Act of 2002 determines are impermissible.

APPENDIX B

NATIONWIDE HEALTH PROPERTIES, INC.

2005 PERFORMANCE INCENTIVE PLAN

1. PURPOSE OF PLAN

The purpose of this Nationwide Health Properties, Inc. 2005 Performance Incentive Plan (this “Plan”) of Nationwide Health Properties, Inc., a Maryland corporation (the “Corporation”), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2. ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3. PLAN ADMINISTRATION

3.1 The Administrator.    This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

3.2 Powers of the Administrator.    Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a) determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b) grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(c) approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d) construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e) cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f) accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g) adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6, and provided that in no case (except due to an adjustment contemplated by Section 7 or any repricing that may be approved by stockholders) shall such an adjustment constitute a repricing (by amendment, cancellation and regrant, exchange or other means) of the per share exercise or base price of any option or stock appreciation right;

(h) determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i) determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j) acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration; and

(k) determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3 Binding Determinations.    Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4 Reliance on Experts.    In making any determination or in taking or not taking any action under this Plan, the Board or a committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.5 Delegation.    The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4. SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

4.1 Shares Available.    Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2 Share Limits.    The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(1) 3,000,000 shares of Common Stock, plus

(2) the number of any shares subject to stock options granted under the Corporation’s 1989 Stock Option Plan, as amended (the “1989 Plan”), and outstanding as of the date of stockholder approval of this Plan (the “Stockholder Approval Date”) which expire, or for any reason are cancelled or terminated, after the Stockholder Approval Date without being exercised.

The following limits also apply with respect to awards granted under this Plan:

(a) The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 3,000,000 shares.

(b) The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 300,000 shares.

(c) Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3 Awards Settled in Cash, Reissue of Awards and Shares.    To the extent that an award is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares of Common Stock are delivered in respect of an award, only the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

4.4 Reservation of Shares; No Fractional Shares; Minimum Issue.    The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. No fewer than 10 shares may be purchased on exercise of any award (or, in the case of stock appreciation or purchase rights, no fewer than 10 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

4.5 Ownership Limit.    Notwithstanding anything contained herein to the contrary, no participant may receive Common Stock pursuant to or in connection with the exercise or payment of any award under this Plan to the extent it will cause such person to Beneficially or Constructively Own Equity Shares in excess of the Ownership Limit. In the event that the delivery of Common Stock upon the exercise or payment of any award under this Plan would cause a participant to Beneficially or Constructively Own Equity Shares in excess of the Ownership Limit, the Corporation shall have the right to deliver to the participant, in lieu of Common Stock, a check or cash in the amount equal to the fair market value of the Common Stock otherwise deliverable on the date of exercise or payment (minus any amounts withheld pursuant to Section 8.5). For purposes of this Section 4.5, “Ownership Limit” means 9.8% of the lesser of the number or value of the outstanding Equity Shares of the Corporation, except as otherwise permitted under the charter of the Corporation; “Beneficially Own” means ownership of Equity Shares by a person who would be treated as an owner of such shares either directly or indirectly through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code; “Constructively Own” means ownership of Equity Shares by a person who would be treated as an owner of such shares either directly or indirectly through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code; and “Equity Shares” means shares that are either Common Stock or preferred stock of the Corporation.

5. AWARDS

5.1 Type and Form of Awards.    The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1 Stock Options.    A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option, except as follows: (a) in the case of a stock option granted retroactively in tandem with or as a substitution for another award, the per share exercise price may be no lower than the fair market value of a share of Common Stock on the date such other award was granted (to the extent consistent with Sections 422 and 424 of the Code in the case of options intended as incentive stock options); and (b) in any other circumstances, a nonqualified stock option may be granted with a per share exercise price that is less than the fair market value of a share of Common Stock on the date of grant, provided that any shares delivered in respect of such option shall be charged against the applicable limits under Section 4.2. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2 Additional Rules Applicable to ISOs.    To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.1.3 Stock Appreciation Rights.    A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the fair market value of a share of Common Stock on the date the SAR was granted (the “base price”) as set forth in the applicable award agreement, except as follows: (a) in the case of a SAR granted retroactively in tandem with or as a substitution for another award, the base price may be no lower than the fair market value of a share of Common Stock on the date such other award was granted; and (b) in any other circumstances, a SAR may be granted with a base price that is less than the fair market value of a share of Common Stock on the date of grant, provided that, to the extent that any such SAR is exercised and paid in shares of Common Stock, the actual number of shares delivered with respect to such SAR shall be counted against the applicable limits under Section 4.2. The maximum term of an SAR shall be ten (10) years.

5.1.4 Other Awards.    The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards granted consistent with Section 5.2 below.

5.2 Section 162(m) Performance-Based Awards.    Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be, and options and SARs granted with an exercise or base price not less than the fair market value of a share of Common Stock at the date of grant (“Qualifying Options” and “Qualifying SARS,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or level using one or more of the Business Criteria set forth below (on an absolute or relative basis) for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualifying Option or Qualifying SAR shall be subject only to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Award. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

5.2.1 Class; Administrator.    The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

5.2.2 Performance Goals.    The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on one or more of the following business criteria (“Business Criteria”) as selected by the Administrator in its sole discretion: funds from operations, earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the financial reporting of the Corporation or of its Subsidiaries. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years.

5.2.3 Form of Payment; Maximum Performance-Based Award.    Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. Grants of Qualifying Options and Qualifying SARs to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.2(b). The maximum number of shares of Common Stock which may be delivered pursuant to Performance-Based Awards (other than Qualifying Options and Qualifying SARs, and other than cash awards covered by the following sentence) that are granted to any one participant in any one calendar year shall not exceed 300,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 7.1. In addition, the aggregate amount of compensation to be paid to any one participant in respect of all Performance-Based Awards payable only in cash and not related to shares of Common Stock and granted to that participant in any one calendar year shall not exceed $750,000. Awards that are cancelled during the year shall be counted against these limits to the extent permitted by Section 162(m) of the Code.

5.2.4 Certification of Payment.    Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

5.2.5 Reservation of Discretion.    The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the

Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

5.2.6 Expiration of Grant Authority.    As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation’s stockholders that occurs in the fifth year following the year in which the Corporation’s stockholders first approve this Plan.

5.3 Award Agreements.    Each award shall be evidenced by a written award agreement in the form approved by the Administrator and executed on behalf of the Corporation and, if required by the Administrator, executed by the recipient of the award. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.4 Deferrals and Settlements.    Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.5 Consideration for Common Stock or Awards.    The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Corporation, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned shares of Common Stock;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•	subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. In the event that the Administrator allows a participant to exercise an award by delivering shares of Common Stock previously owned by such participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the participant from the Corporation (upon exercise of a stock option or otherwise) must have been owned by the participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.6 Definition of Fair Market Value.    For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange (the “Exchange”) for the date in question or, if no sales of Common Stock were made on the Exchange on that date, the closing price of a share of Common Stock as reported on said composite tape for the next preceding day on which sales of Common Stock were made on the Exchange. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the last closing price of a share of Common Stock as reported on the composite tape for securities listed on the Exchange available on the date in question or the average of the high and low trading prices of a share of Common Stock as reported on the composite tape for securities listed on the Exchange for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Exchange as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.7 Transfer Restrictions.

5.7.1 Limitations on Exercise and Transfer.    Unless otherwise expressly provided in (or pursuant to) this Section 5.7, by applicable law and by the award agreement, as the same may be amended, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.7.2 Exceptions.    The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.

5.7.3 Further Exceptions to Limits on Transfer.    The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a) transfers to the Corporation,

(b) the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c) subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

(d) if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e) the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

5.8 International Awards.    One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6. EFFECT OF TERMINATION OF SERVICE ON AWARDS

6.1 General.    The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2 Events Not Deemed Terminations of Service.    Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the award agreement.

6.3 Effect of Change of Subsidiary Status.    For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7. ADJUSTMENTS; ACCELERATION

7.1 Adjustments.    Upon or in contemplation of: any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split (“stock split”); any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of all or substantially all the business or assets of the Corporation as an entirety; then the Administrator shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

(a) proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding awards, (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, or (5) (subject to Section 8.8.3(a)) the performance standards applicable to any outstanding awards, or

(b) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. With respect to any award of an ISO, the Administrator may make such an adjustment that causes the option to cease to qualify as an ISO without the consent of the affected participant.

In any of such events, the Administrator may take such action prior to such event to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Administrator, the proportionate adjustments contemplated by clause (a) above shall nevertheless be made.

7.2 Automatic Acceleration of Awards.    Upon a dissolution of the Corporation or other event described in Section 7.1 that the Corporation does not survive (or does not survive as a public company in respect of its Common Stock) or the occurrence of a Change in Control Event, then each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award.

For purposes of this Plan, “Change in Control Event” means any of the following:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (1) the then-outstanding shares of common stock of the Corporation (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this clause (a), the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (2) and (3) below;

(b) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 50% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d) Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control Event under clause (c) above.

7.3 Early Termination of Awards.    Any award that has been accelerated as required or contemplated by Section 7.2 (or would have been so accelerated but for Section 7.4, 7.5 or 7.6) shall terminate upon the related event referred to in Section 7.2, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such award and provided that, in the case of options and SARs that will not survive, be substituted for, assumed, exchanged, or otherwise continued or settled in the transaction, the holder of such award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding options and SARs in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

7.4 Other Acceleration Rules.    Any acceleration of awards pursuant to this Section 7 shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an award if an event giving rise to an acceleration does not occur. The Administrator may override the provisions of Section 7.2, 7.3 and/or 7.5 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with a Change in Control Event or any other action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.5 Possible Rescission of Acceleration.    If the vesting of an award has been accelerated expressly in anticipation of an event or upon stockholder approval of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested awards.

7.6 Golden Parachute Limitation.    Notwithstanding anything else contained in this Section 7 to the contrary, in no event shall an award be accelerated under this Plan to an extent or in a manner which would not be fully deductible by the Corporation or one of its Subsidiaries for federal income tax purposes because of Section 280G of the Code, nor shall any payment hereunder be accelerated to the extent any portion of such accelerated payment would not be deductible by the Corporation or one of its Subsidiaries because of Section 280G of the Code. If a participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute “parachute payments” as defined in Section 280G of the Code, then the participant may by written notice to the Corporation designate the order in which such parachute payments will be reduced or modified so that the Corporation or one of its Subsidiaries is not denied federal income tax deductions for any “parachute payments” because of Section 280G of the Code. Notwithstanding the foregoing, if a participant is a party to an employment or other agreement with the Corporation or one of its Subsidiaries, or is a participant in a severance program sponsored by the Corporation or one of its Subsidiaries, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to any awards held by that participant (for example, and without limitation, a participant may be a party to an employment agreement with the Corporation or one of its Subsidiaries that provides for a “gross-up” as opposed to a “cut-back” in the event that the Section 280G thresholds are reached or exceeded in connection with a change in control and, in such event, the Section 280G and/or Section 4999 provisions of such employment agreement shall control as to any awards held by that participant).

8. OTHER PROVISIONS

8.1 Compliance with Laws.    This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2 Employment Status.    No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3 No Employment/Service Contract.    Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4 Plan Not Funded.    Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5 Tax Withholding.    Upon any exercise, vesting, or payment of any award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, the Corporation or one of its Subsidiaries shall have the right at its option to:

(a) require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b) deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law. The Corporation may, with the Administrator’s approval, accept one or more promissory notes from any Eligible Person in connection with taxes required to be withheld upon the exercise, vesting or payment of any award under this Plan; provided that any such note shall be subject to terms and conditions established by the Administrator and the requirements of applicable law.

8.6 Effective Date, Termination and Suspension, Amendments.

8.6.1 Effective Date.    This Plan is effective as of January 25, 2005, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2 Board Authorization.    The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3 Stockholder Approval.    To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

8.6.4 Amendments to Awards.    Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2(g).

8.6.5 Limitations on Amendments to Plan and Awards.    No amendment, suspension or termination of this Plan or change of or affecting any outstanding award shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7 Privileges of Stock Ownership.    Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8 Governing Law; Construction; Severability.

8.8.1 Choice of Law.    This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Maryland.

8.8.2 Severability.    If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3 Plan Construction.

(a) Rule 16b-3.    It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b) Section 162(m).    Awards under Section 5.1.4 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

8.9 Captions.    Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10 Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation.    Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11 Non-Exclusivity of Plan.    Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12 No Corporate Action Restriction.    The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13 Other Company Benefit and Compensation Programs.    Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

DETACH PROXY CARD HERE

Please Sign, Date and Return today in the

enclosed envelope. This Proxy will not be used if

you attend the meeting in person and so request.

☒	Votes MUST be indicated ☒ in Black or Blue ink.
1.	ELECTION OF DIRECTORS

FOR each nominee listed                     `

below (except as marked

to the contrary below)

WITHHOLD AUTHORITY to vote    `

for each nominee listed below

* EXCEPTIONS                                    `

Nominees: R. Bruce Andrews, Charles D. Miller

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.

*Exceptions

2. Approval of the Nationwide Health Properties, Inc. 2005

Performance Incentive Plan.

FOR                  `

AGAINST        `

ABSTAIN        `

3. In their discretion, the proxies are authorized to vote

upon such other business as may properly come

before the meeting and at any adjournment therof.

To change your address, please mark this box.            `

To include any comments, please mark this box.          `

S C A N L I N E

NOTE: Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date

Share Owner sign here

Co-Owner sign here

NATIONWIDE HEALTH PROPERTIES, INC. PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Mark L. Desmond, Donald D. Bradley, Don M. Pearson and each of them, as proxies, each with the power to appoint his substitute, to represent and to vote as designated below, all the shares of Common Stock of Nationwide Health Properties, Inc. held of record by the undersigned on March 4, 2004, at the Annual Meeting of Stockholders to be held on April 27, 2005 and at any adjournment thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned. If no specification is made, the Proxy will be voted FOR proposal 1 and FOR proposal 2.

If any nominee named on the reverse side declines or is unable to serve as a director, the persons named as proxies, and each of them, shall have full discretion to vote for any other person who may be nominated.

(Continued, and to be signed and dated, on the reverse side.)

NATIONWIDE HEALTH PROPERTIES, INC.

P.O. BOX 11378

NEW YORK, N.Y. 10203-0378